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                         6.0% SECURED TERM NOTE

                          605285 ONTARIO INC.
                             in favour of
                       DATALINK SYSTEMS CORPORATION

6.0% TERM NOTE MADE AS OF May 6, 1997.

Principal Sum:  $14,027,500 Canadian

Due Date: May 6, 2007

                                ARTICLE 1
                             INTERPRETATION

     1.1     Definitions

     In this Note, unless the context otherwise requires:

          a. "Application Software Purchase Agreement" means the Application Software Purchase Agreement made as of May 6, 1997, among the Corporation and the Holder;

          b. "Corporation" means 605285 Ontario Inc. and its permitted assignees;

          c. "Default" means any event which after notice or lapse of time or both, would constitute an Event of Default;

          d.     "Event of Default" means any of the events specified in
Article 8;

          e. "Holder" means DataLink Systems Corporation or its permitted assignees;

          f. "Interest Amount" has the meaning specified in Section 1.1j of the Management and Marketing Agreement;

          g. "Management and Marketing Agreement" means the Management and Marketing Agreement made as of May 6, 1997, between 605285 Ontario Inc. and DataLink Systems Corporation;

          h. "Note" means this 6.0% Secured Term Note as originally executed, or as amended or supplemented as herein provided;

          i. "Person" includes any individual, firm, corporation, company, joint venture, partnership, association, trust or unincorporated body of persons;

          j.     "Principal Sum" has the meaning specified above;

          k.     "Sale Proceeds" has the meaning specified in Section 8.3;

          l. "Service" means a service that provides for the delivery of real time stock quotes utilizing the Application Software (as defined in the Application Software Purchase Agreement), wireless technology and alphanumeric paging services, and commonly known as the "QUOTEXPRESS."

          m.     "Service Proceeds" means the Interest Amount and the
Principal Payments, as these terms are defined in the Management and Marketing Agreement, paid to the Corporation pursuant to that agreement;
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          n.     "Security Agent Agreement" means the Security Agent Agreement entered into by the Corporation, the Holder and Morris/Rose Ledgett, as security agent, for the purpose of holding the Technology pursuant to the terms hereof; and

          o. "Technology" means the Purchased Assets, as defined in the Application Software Purchase Agreement.

     1.2     Interpretation

          a. The terms "this Note, "hereof" thereunder" and similar expressions refer to this Note and not to any particular Section, Subsection or other portion of this Note and include any agreement amending or supplementing this Note. Unless something in the subject matter or context is inconsistent therewith, reference herein to Sections and Subsections are to Sections and Subsections of this Note.

          b. Except as specifically stated in this Agreement, all references to currency is to Canadian dollars. Any currency conversion required or contemplated by this Agreement with respect to Canadian and United States of America currency will be based on the rate published by the Bank of Canada as the noon spot rate applicable for the purchase of United States of America dollars on the business day immediately before the date of conversion.

          c. Except as set forth in Section 8.2, this Note shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, except the conflict of law rules, and the parties attorn to the jurisdiction of the courts of the Province of Ontario and the Federal Court of Canada.

          d. Wherever the singular, plural, masculine, feminine or neuter is used throughout this Note the same will be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires and the provisions hereof and all covenants herein will be construed to be joint and several when applicable to more than one party.

          e. Headings are inserted in the Note for convenience of reference only and are not intended to affect the Note's interpretation.

                                 ARTICLE 2
                               PROMISE TO PAY

     2.1 The Corporation, for value received, and in consideration of these premises hereby acknowledges itself indebted to the Holder and promises and covenants with the Holder to pay to the Holder:

          a.     the Principal Sum outstanding from time to time;

          b. interest on the Principal Sum outstanding from time to time, such interest to be calculated, payable and paid as set forth in Section 3.2; and

          c. all other moneys which may be owing by the Corporation to the Holder pursuant to this Note, subject to the terms and conditions of this Note.

                               ARTICLE 3
                    PAYMENT OF PRINCIPAL AND INTEREST

     3.1     Principal
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          a.     The Principal Sum outstanding on May 6, 2007 will be paid on
___, 2007.

          b. Prepayment of the Principal Sum outstanding, from time to time for each year ended December 31 will be made annually, within sixty (60) days of receipt of Service Proceeds for the year, if the amount of Service Proceeds received for such year exceeds the amount of accrued and unpaid interest as at the end of such year. The amount of the annual prepayment, if any, against the Principal Sum outstanding from time to time will be equal to the difference between the Service Proceeds received for the year and the amount of accrued and unpaid interest as at the end of such year.

          3.2     Interest

          a. Interest on the Principal Sum outstanding from time to time pursuant to this Note will accrue from the date hereof up to and including the date of payment at the rate of 6.0% per annum calculated, but not compounded, yearly, and not in advance.

          b. Interest accrued and unpaid at May 1, 2007 will be paid on _______, 2007.

          c. Interest accrued and unpaid at December 31 of each year, will be prepaid annually within thirty (30) days of receipt by the Corporation of Service Proceeds for the year, to the extent of the Service Proceeds, if any.

          d. Accrued interest, if any, that is not paid in any year will continue to accrue and be outstanding until paid but will not be added to the Principal Sum payable under this Note and will not bear interest.

          e. The covenant of the Corporation to pay interest at the rate provided herein will not merge in any judgment in respect of any obligation of the Corporation hereunder and such judgment will bear interest as aforesaid and be payable in the same manner.

     3.3     Principal and Interest Acceleration

     Notwithstanding Section 3.2 c., but subject to the limitation of liability set forth in section 8.4 upon the occurrence of a Management Agreement Termination Event:

          a. outstanding Principal Sum and accrued and unpaid interest at the Management Agreement Termination Date will be prepaid within 30 days of the Management Agreement Termination Date; and

          b. interest accruing and due under this Note, will be payable annually and will be paid on December 31 of each year.

     For the purposes of Section 3.3, the following terms have the meanings set out below:

     "Management Agreement Termination Date" means the date of the occurrence of a Management Agreement Termination Event; and

     "Management Agreement Termination Event" means the termination of the Management and Marketing Agreement by the Corporation, pursuant to Section 5, of the Management and Marketing Agreement.
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                                 ARTICLE 4
                                 ASSIGNMENT

     4.1     Assignment of Service Proceeds

     The Corporation hereby assigns the Service Proceeds to the Holder as security for payment of the Corporation's obligations to the Holder under this Note.

     The provisions of this Section 4.1 and the rights of the Holder hereunder will, notwithstanding any other provisions of this Note, wholly terminate on the earlier of the date upon which this Note is retired or the indebtedness hereunder is otherwise extinguished.

                                ARTICLE 5
                                SECURITY

     5.1     Security for the Note

     In consideration for the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Corporation, and the due payment of all principal and interest on this Note from time to time outstanding and on all other monies from time to time owing on the security hereof and to secure the due performance by the Corporation of obligations herein contained, the Corporation does hereby grant, assign, mortgage, pledge, charge, hypothecate and create a security interest in, to and in favour of the Holder in the Technology provided that the charge hereby created will in no way hinder or prevent the Corporation at any time and from time to time (until an Event of Default occurs pursuant to Article 8 hereof and the Holder will have determined to enforce the same) from managing, developing, utilizing or dealing with all or any part of the subject matter of the said charge in the ordinary course of its business and for the purpose of carrying on or extending the same or from entering into the Management and Marketing Agreement; provided further that during any period in which there is any outstanding principal or any accrued and unpaid interest on this Note, the Corporation will not, and the Corporation hereby covenants that it will not, without the prior written consent of the Holder, sell or transfer all or any part of the technology, or make, give, create, assume or allow to subsist any mortgage, pledge, hypothecation, lien, charge, encumbrance, assignment or other security, whether fixed or floating, upon the Technology or any part thereof.

     TO HAVE AND TO HOLD such assets and interests and all rights hereby conferred unto the Holder, its successors and assigns forever, but in trust nevertheless, for the uses and purposes and with the powers and authorities subject to the terms and conditions mentioned and set forth in this Note.

     5.2     Further Assurances

     The Corporation will forthwith, and from time to time at its sole cost and expense, execute and do or cause to be executed and done all deeds, documents and things which, in the reasonable opinion of the Holder, are necessary or advisable for giving the Holder (so far as may be possible under the local laws of the places where the Technology is situated) a valid mortgage, pledge, charge and hypothecation of the nature herein specified upon the Technology to secure payment of monies intended to be secured by this Note, and for better assuring, mortgaging, pledging, charging, assigning, hypothecating and confirming unto the Holder the Technology, and for conferring upon the Holder such power of sale and other powers over the Technology as are hereby expressed to be conferred.
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     5.3     Defeasance

     The Holder will at the written request and sole cost and expense of the Corporation cancel and discharge the lien of this Note and execute and deliver to the Corporation such deeds or other instruments as will be requisite to discharge the lien hereof and to reconvey to the Corporation any part of the Technology subject to the lien of this Note and to release the Corporation from the covenants herein contained and upon delivery of such written request to the Holder, rights hereby granted will cease, terminate and be void, provided that the Corporation will have satisfied the payment of all principal monies, and interests due or to become due on this Note.

     5.4     Possession and Use of Technology

     Until an Event of Default occurs pursuant to Article 8 hereof and the Holder will have determined to enforce the same pursuant to the provisions of this Note, the Corporation will, subject however to the express terms hereof, be suffered and permitted to possess, manage, develop, operate and enjoy the Technology, and freely to control the conduct of its business and to take and use any income, rents, issues and profits thereof in the same manner, to the same extent and with the same effect, except as provided herein, as if this Note had not been made.

     5.5     Escrow

     Notwithstanding Section 5.4 hereof the source code version of the Application Software, as defined in the Application Software Purchase Agreement, will be held by the Security Agent pursuant to the terms and conditions of the Security Agent Agreement.

                               ARTICLE 6
                      REPRESENTATIONS AND WARRANTIES

     6.1     Corporation's Representations and Warranties

     The Corporation hereby represents and warrants to the Holder for the benefit of the Holder as follows:

          a. the Corporation is a corporation duly incorporated, organized and validly subsisting in good standing under the laws of the jurisdiction of its incorporation, and has the requisite power and authority to carry on the business now carried on by it, to own and to license the properties used in its business, to execute and deliver this Note, to consummate the transactions contemplated hereby and to duly observe and perform all its covenants and obligations herein set forth;

          b. the execution and delivery of this Note does not and will not conflict with or result in a breach of or violate any of the terms, conditions or provisions of any agreement governing the Corporation or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Corporation is subject or constitute or result in a default under any agreement, contract or commitment to which the Corporation is a party, the effect of which conflict, breach, violation or default might materially adversely affect the financial condition of the Corporation or would impair the ability of the Corporation to duly observe and perform their respective obligations contained herein;

          c. the execution and delivery of this Note will not constitute an event of default or an event which, with the giving of notice or lapse of time
                               -5-
or both, would constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness (whether for borrowed money or otherwise) of the Corporation which would give any party to any such agreement, contract, indenture or other instrument the right to accelerate maturity for the payment of any monies under any such agreement, contract, indenture or other instrument; and

          d. no authorization, approval, order, license, permit or consent of any governmental authority, regulatory body or court, and no registration, declaration or filing by the Corporation with any such governmental authority, regulatory body or court is required in order for the Corporation:

               i. to incur the obligations expressed to be incurred by the Corporation in or pursuant to this Note;

               ii. to execute and deliver all documents and instruments to be delivered by the Corporation pursuant to this Note;

               iii. to duly perform and observe the terms and provisions of this Note; and

               iv. to render this Note legal, valid, binding and enforceable against the Corporation in accordance with its terms.

                                ARTICLE 7
                       COVENANTS OF THE CORPORATION

     The Corporation hereby covenants and agrees with the Holder for the benefit of the Holder as follows:

     7.1     To Pay Principal and Interest

     The Corporation will duly and punctually pay or cause to be paid to the Holder the Principal Sum and accrued interest thereon and all other moneys from time to time owing hereunder, on the dates, at the places, in the moneys and in the manner mentioned herein.

     7.2     To Carry on Business

     The Corporation will carry on and conduct its business in a proper and efficient manner; and at all reasonable times it will furnish or cause to be furnished to the Holder or its duly authorized agent or attorney such information relating to the business of the Corporation involving the Service as the Holder may reasonably require; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights.

                                ARTICLE 8
                                 DEFAULT

     8.1     Events of Default

     If any one or more of the following events has occurred and is continuing:

          a. the non-payment when due of the Principal Sum, accrued interest thereon and any other amounts due under this Note;

          b.     the breach by the Corporation of any material provision of this Note;
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          c.     any representation or warranty made by the Corporation herein or in any financial statements, reports or other documents supplied to the Holder by the Corporation hereunder is false, incorrect or inaccurate in any materially adverse respect;

          d. if proceedings for the dissolution, liquidation or winding-up of the Corporation or for the suspension of the business or operations of the Corporation are commenced, unless such proceedings are being actively and diligently contested by the Corporation in good faith, or in the event a bankruptcy, liquidation, receivership or dissolution of the Corporation will occur;

          e. provided that the Corporation will not have remedied such default within thirty (30) days (five (5) days in the case of a monetary default) following receipt by the Corporation from the Holder of notice of the default, the Holder may, by written notice declare the Principal Sum and accrued interest thereon and any other amounts payable to it under this Note to be immediately due and payable without further presentation, notice or demand and the Corporation will immediately pay to the Holder all indebtedness of the Corporation owing to it pursuant to this Note.

     8.2     Remedies

     If an Event of Default will occur and be continuing and the Corporation will fail forthwith to pay the amounts owing hereunder, or remedy any breach of any of its obligations secured by this Note as herein outlined, the Holder shall have all of the rights and remedies of a secured party under the California Uniform Commercial Code or other applicable California law then in effect. Without limiting the generality of the foregoing, the Holder, in addition to any other rights and remedies it may have, in its own name will be entitled and empowered to sell the Technology as provided in Section 8.3 below, as well as institute action or proceeding at law or in equity for the collection of the sums so due and unpaid and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Corporation or other obligor upon this Note and collect in the manner provided by law out of the Technology, as provided for in this Note wherever situated the monies adjudged or decreed to be payable.

     Notwithstanding anything else contained in this Note, the Holder covenants and agrees that its recourse for payment of any obligations of the Corporation to the Holder under this Note and funds available from the Corporation will be limited to the Service Proceeds and the Sale Proceeds received by the Corporation which will be paid by the Corporation to the Holder in the following order of priority:

          a.     to pay interest due and payable under this Note;

          b.    to pay the Principal Sum outstanding from time to time; and

          c. to pay any other amounts owing by the Corporation to the Holder under this Note.

     8.3     Sale of Technology

          a. If an Event of Default has occurred and is continuing as provided in Section 8.2 hereof or the indebtedness created hereby either with respect to principal or interest remains in whole or in part unpaid as of the Due Date, the Holder will be entitled and empowered to dispose of the Technology or any part thereof: i. at public sale, which public sale may be conducted at the
                               -7-
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location designated by the trustee for cash or on credit and on such terms as the
trustee may in its sole discretion, elect after giving at least five days notice of the time and place of sale in the manner provided by law, or ii. at private sale upon like notice for cash or on credit and on such other terms as the Holder may in its sole discretion elect.

          b. The proceeds of the sale ("Sale Proceeds") of the Technology will be allocated as follows:

               i. to reimburse the Holder (to a maximum of 20% of the gross proceeds of sale), for all costs and expenses incurred as the result of an Event of Default and in connection with re-possession, storing, advertising, marketing and selling the Technology including, without limitation, reasonable attorneys' fees and costs;

               ii. to the Holder as a reduction of amounts owing by the Corporation under this Note allocated firstly as to interest and the remainder as to principal; and

               iii.     the balance to the Corporation.

          c. Any balance owing by the Corporation under this Note after the allocation of the Sale Proceeds will be forgiven by the Holder and the Corporation will have no further liability under this Note.

          d. This Note is non-negotiable. The Holder will have no right or recourse against any legal person in respect of the covenants contained in this Note other than the Corporation, and its assigns but only severally and not jointly and only to the extent of each person's interest in the Technology.

     8.4     Limitation of Liability

     Notwithstanding anything contained in this Note, the Corporation will not have any obligation to pay the Principal Sum outstanding from time to time under the Note if any one or more of the following events has occurred and is continuing with respect to the Holder of its rights or obligations under the Management and Marketing Agreement:

          a. the non-payment when due of amounts owing by the Holder to the Corporation under the Management and Marketing Agreement, provided that the Holder will not have remedied such default within ten (10) days following receipt by the Holder from the Corporation of notice of the default.

          b. if proceedings for the bankruptcy, receivership, dissolution, liquidation or winding-up of the Holder or for the suspension of the business or operations of the Holder are commenced, unless such proceedings are, being actively and diligently contested by the Holder in good faith.

                               ARTICLE 9
                                WAIVER

     9.1 Either the Holder or the Corporation may waive any breach of any of the provisions contained in this Note or any default by the other person in the observance or performance of any covenant, condition or obligation required to be observed or performed by such person under the terms of this Note, provided any such waiver shall only be effective upon the delivery of written notice by the waiving party. No waiver, consent, act or omission by the Holder or the Corporation will extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom and no waiver or
                               -8-
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consent by the Holder will bind the Holder or the Corporation unless it is in writing. The inspection or approval by the Holder or the Corporation of any document or matter or thing done by the other will not be deemed to be a warranty or holding out of the adequacy, effectiveness, validity, or binding effect of such document, matter or thing or a waiver of the obligations of the other.

                              ARTICLE 10
                          TIME OF THE ESSENCE

     10.1     Time will be of the essence of this Note.

                              ARTICLE 11
                               NOTICES

     11.1 Any notice required or permitted by any of the provisions of this Note may be given to the Corporation or the Holder in writing at the following addresses, or such other addresses as they may specify in writing from time to time:

          To the Corporation at:

          605825 Ontario Inc.
          1350 Martin Grove Road
          Etobicoke, Ontario
          M9W 4X3
          CANADA

          Fax No.  (905) 880-4123
          Attention:  Secretary-Treasurer

          To the Holder at:

          DataLink Systems Corporation
          2105 Hamilton Avenue, Ste. 240
          San Jose, California 95125

          Fax No.  (408) 558-0816
          Attention:  President

     Notices shall be effective on delivery if delivered personally to the Corporation or Holder.

                              ARTICLE 12
                             MISCELLANEOUS

     12.1     Severability

     If any one or more of the provisions or parts thereof contained in this Note should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein will be and will be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

          a. the validity, legality or enforceability of such remaining provisions or parts thereof will not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

          b. the invalidity, illegality or unenforceability of any provision or part thereof contained in this Note in any jurisdiction will not affect or
                               -9-
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impair such provision or part thereof or any other provisions of this Note in any other jurisdiction.

     12.2     Further Assurances

     The Corporation and the Holder will, at any time and from time to time at the request of the other, execute and deliver any and all such further instruments or assurances as may be necessary or desirable to give effect to the terms and conditions of this Note.

     12.3     Counterpart Execution

     This Note, and any and all ancillary documents contemplated herein, may be executed in one or more counterparts and may be executed by facsimile signatures and all such counterparts and facsimile signatures taken together will constitute one and the same Note and will be binding on the Corporation and the Holder as if they had originally signed one copy of this Note.

     12.4     Assignment

     The Corporation may assign all or any part of its interest in Technology, except that any assignment to a competitor of Systems requires the prior written consent of the Holder. An assignment shall be effected by:

          a. by giving written notice of the names and addresses of the assignees; and

          b. by delivering to the Holder a written undertaking of the assignees acknowledging receipt of a copy of the Note and agreeing to be bound by the terms and conditions of the Note.

     The Holder may assign this Note in whole, but not in part, and only with an assignment of all of its rights and obligations under the Management and Marketing Agreement by giving the Corporation written notice of the name and address of the assignee.

     12.5     Binding Effect

     This Note and all of its provisions will enure to the benefit of the Holder and the Corporation and will be binding upon the Holder and the Corporation. The expressions the "Holder" and the "Corporation" as used herein will include the Holder's and the Corporation's assigns, whether immediate or derivative, respectively.

     12.6     Amendment

     This Note may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties hereto but not otherwise.

     12.7     Costs

     Each party hereto will bear its own legal, accounting and other costs relating to all matters involved in the preparation, delivery and enforcement of this Note.

     12.8     Remedies Not Exclusive

     No right or remedy herein is exclusive of any other right or remedy. Each
                               -10-
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and every right and remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, and may be exercised from time to time as often as deemed expedient, separately or concurrently.

     IN WITNESS WHEREOF the Corporation and the Holder have duly executed these presents under the hands of their proper officers in that behalf.

                             605285 ONTARIO INC.

                             By:/s/ Gino DiGioacchino
                                Gino DiGioacchino
                                Secretary-Treasurer

                             DATALINK SYSTEMS CORPORATION

                             By:/s/ Anthony LaPine
                                Anthony LaPine
                                Chief Executive Officer
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